Exhibit 10.2

Strong Studios, Inc.

5906 Fairview Road, Suite 275

Charlotte, NC 28210

June 30, 2023

Screen Media Ventures, LLC

800 Third Avenue

New York, NY 10022

Attention: David Fannon and William J. Rouhana, Jr.

Landmark Studio Group, LLC

P.O. Box 700

Cos Cob, CT 06807

Attention: David Ellender and William J. Rouhana, Jr.

Safehaven 2020, Inc.

P.O. Box 700

Cos Cob, CT 06807

Attention: David Ellender and William J. Rouhana, Jr.

Re:	Safehaven/ 2nd Amendment to Assignment Agreement

Dear David and David:

Reference is made to the original episodic television series currently entitled “Safehaven” (the “Safehaven Series”) and to the following agreements:

(A) The fully executed Distribution Agreement dated March 3, 2022 between Screen Media Ventures, LLC (“Screen Media”) and Strong Studios, Inc. (“Strong”), amended as of May 20, 2022, which amendment, among other things, added “Safehaven 2022, Inc. (“SH2022”) as a party, and as further amended as of October 25, 2022, which amendment, among other things, increased the Advance to Seven Million Dollars (“Safehaven Distribution Agreement”);

(B) The fully executed Assignment & Attachment Agreement dated March 3, 2022 between Landmark Studio Group LLC (“LSG”), as amended by that certain “Safehaven Amendment to Assignment Agreement” effective as of March 3, 2022, which amendment, among other things, added Safehaven 2020, Inc. (a wholly-owned subsidiary of LSG) as a party, and as further amended by that certain “Flagrant/Amendment and Termination Letter” dated as of January 13, 2023 (the “Assignment and Attachment Agreement”); and

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1. The parties acknowledge that the Safehaven Distribution Agreement is terminated by that certain Purchase Agreement dated as of June 30, 2023 between SH2022 and SMV, is of no further force or effect, and is deemed null and void. For further clarity SMV, including all related companies, affiliates, subsidiaries, and parent companies shall have no further rights under the Safehaven Distribution Agreement or with respect to the Safehaven Series or any derivatives or spinoffs thereof.

2. The Assignment & Attachment Agreement is hereby amended as follows: Paragraphs 3 (LSG Attachment), 5 (Distribution Agreements), 6 (Reversion) and the Guaranty by Ballantyne Strong, Inc. are hereby deleted in their entirety. Except as modified herein the Assignment & Attachment Agreement shall remain in full force and effect.

3. Each of the parties represent and warrants that it has the right to enter into this Agreement.

4. This agreement may be signed in counterparts and by electronic means.

Please confirm your agreement to the foregoing by executing this Agreement in the spaces provided below.

SIGNATURE PAGE TO FOLLOW

ACCEPTED & AGREED:

STRONG STUDIOS, INC.

/s/ David Ozer
David Ozer
President

SAFEHAVEN 2022, INC.	LANDMARK STUDIO GROUP, LLC

/s/ David Ozer	/s/ David Ellender
David Ozer	Name:	David Ellender
President	Title:	CEO

SAFEHAVEN 2020, LLC

/s/ William J. Rouhana, Jr
	Name:	William J. Rouhana, Jr.
	Title:	CEO

In so far as it pertains to Section 1 above:

SCREEN MEDIA VENTURES, LLC

/s/ Dave Fannon.
	Name:	Dave Fannon
	Title:	President